SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2005, the Board of Directors of CNB Financial Corporation (the Corporation) approved the accelerated vesting of all unvested stock options awarded to eligible participants under the CNB Financial Corporation Stock Incentive Plan which have an exercise price greater than $15.00, the closing price of the Corporation’s common stock on the NASDAQ on May 10, 2005. As a result of the acceleration, unvested options granted in 2003 and 2004 to acquire approximately 91,000 shares of the Corporation’s common stock, which otherwise would have vested on a yearly basis through December 14, 2008, became immediately exercisable.

The Corporation’s decision to accelerate the vesting of these options was related to the Financial Accounting Standards Board issuance of Statement of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment (“FAS 123R”). Under current guidance, the Corporation will adopt FAS 123R on January 1, 2006 and believes the above-mentioned acceleration of vesting will reduce the compensation expense related to its Stock Incentive Plan in 2006, 2007 and 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: May 16, 2005	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr
.		Treasurer